Exhibit 10.12

Execution Version

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amended and Restated Management Agreement (this “Agreement”) is entered into as of December 20, 2010 by and among Univision Communications Inc., a Delaware corporation (the “Univision”), Broadcasting Media Partners, Inc., a Delaware corporation (“BMP”), Broadcast Media Partners Holdings, Inc., a Delaware corporation (“BMPH” and, together with Univision and BMP, the “Univision Corporations”), Madison Dearborn Partners IV, L.P. (“MDPIV”), Madison Dearborn Partners V-B, L.P. (“MDPV” and together with MDPIV, “MDP”), Providence Equity Partners V Inc. (“PEPV”), Providence Equity Partners L.L.C. (“PEPVI” and together with PEPV, “PEP”), KSF Corp. (“SCG”), THL Managers VI, LLC (“THL”), TPG Capital, L.P. (“TPG” and together with MOP, PEP, SCG and THL, each a “Manager” and together, the “Managers”; provided that each Manager shall cease to be a “Manager” for all purposes hereunder at such time as such Manager or investment funds affiliated with such Manager are no longer members of a Principal Investor Group (but without giving effect to the second proviso of the definition of “Principal Investor Group”)). Certain capitalized terms used herein are specifically defined in Section 6.

RECITALS

WHEREAS, each of BMP, BMPH and Umbrella Acquisition, Inc., a Delaware corporation (“Umbrella”), were formed for the purpose of engaging in a transaction in which Umbrella was merged with and into Univision, with Univision surviving (the “Merger”) pursuant to an Agreement and Plan of Merger between BMP, Umbrella and Univision dated as of June 26, 2006 (as amended from time to time, the “Merger Agreement”);

WHEREAS, to enable Umbrella to engage in the Merger and related transactions, MOP, PEP, THL and TPG provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the “Merger Financial Advisory Services”);

WHEREAS, the Univision Corporations want to retain the Managers to provide certain management, consulting and advisory services to the Univision Corporations, and the Managers are willing to provide such services on the terms set forth below;

WHEREAS, Univision, BMP, BMPH and the Managers are parties to that certain Management Agreement, dated as of March 29, 2007 (the “2007 Management Agreement”);

WHEREAS, as of the date hereof, Grupo Televisa, S.A.B. (“Grupo Televisa”) is entering into an Investment Agreement (the “Investment Agreement”) with Pay-TV Venture, Inc., BMP, BMPI Services II, LLC (“BMPS2”) and Univision, pursuant to which, among other things, (a) Grupo Televisa will, or will procure that one or more of its subsidiaries will, on the terms and conditions set forth therein, acquire (i) certain shares of Common Stock of BMP, (ii) 1.5% convertible debentures issued by BMP and convertible into shares of Common Stock of BMP and/or warrants of BMP exercisable for shares of shares of Common Stock of BMP, and (iii) membership interests from BMPS2 and (b) Univision will, on the terms and conditions set forth therein, acquire the TuTV Interest from Pay-TV Venture, Inc. (clauses (a) and (b) collectively, the “Televisa Investment”); and

WHEREAS, in connection with BMP, BMPS2, Univision, Grupo Televisa and Pay-TV Venture, Inc. entering into the Investment Agreement, and as a condition thereto, BMP, BMPH and the Managers have agreed to amend and restate the 2007 Management Agreement and to replace it in its entirety with this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Each of the Managers hereby agrees that, during the term of this Agreement (the “Term”), it will provide the following management, consulting and advisory services to the Univision Corporations as requested from time to time by the Boards of Directors of the Univision Corporations; provided that the implementation of any recommendations or actions of the Univision Corporations shall be in the sole discretion of the Boards of Directors of the applicable Univision Corporation (but without prejudice to any rights, obligations or approval requirements provided in the Transaction Agreements):

(a) advice in connection with the negotiation of agreements, contracts, documents and instruments relating to the Univision Corporations’ financing;

(b) financial, managerial and operational advice in connection with the Univision Corporations’ business, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Univision Corporations and their subsidiaries; and

(c) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as such Manager and the Univision Corporations may from time to time agree in writing.

Each of the Managers shall devote such .time and efforts to the performance of services contemplated hereby as such Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by any Manager on a weekly, monthly, annual or other basis. The Univision Corporations acknowledge that each of the Managers’ services are not exclusive to any of the Univision Corporations and that each of the Managers may render similar services to other Persons. The Managers and the Univision Corporations understand that the Univision Corporations may, at times, engage one or more investment bankers or financial or other advisers to provide services in addition to, but not in lieu of, services provided by the Managers under this Agreement. In providing services to the Univision Corporations, each of the Managers will act as an independent contractor; and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.

2. Payment of Fees.

(a) Merger Transaction Fee. The Univision Corporations, jointly and severally, paid to MDP, PEP, THL and TPG (or such Affiliates as they respectively designated); in consideration of the Managers providing the Merger Financial Advisory Services, an aggregate transaction fee (the “Merger Transaction Fee”) in the amount of $200,000,000, such fee having been paid at the closing of the Merger. Each of MDP, PEP, THL and TPG hereby acknowledge receipt of their respective portion of such Merger Transaction Fee. The Merger Transaction Fee was divided among MDP, PEP, THL and TPG as follows:

MDPIV:	$22,005,630
MDPV:	$27,994,370
PEPV:	$29,405,587
PEPVI:	$20,594,413
THL:	$50,000,000
TPG:	$50,000,000

The Managers hereby acknowledge, on behalf of themselves and their respective Affiliates, payment in full prior to the date hereof by the Univision Corporations of all Reimbursement Expenses pursuant to clause (a) of the definition thereof.

(b) Periodic Fees. During the Term, the Univision Corporations, jointly and severally, will pay to the Managers {or such Affiliates as they may respectively designate) a quarterly periodic fee (the “Managers Periodic Fee”) equal to the Managers Periodic Fee Percentage of EBITDA for the calendar quarter in question in exchange for the ongoing services provided by the Managers under Section 1 of this Agreement. The Managers Periodic Fee shall be payable by the Univision Corporations in arrears as soon as practicable following the determination of EBITDA for the applicable calendar quarter and shall be payable in full for any quarter during which this Agreement was in effect for any portion thereof and shall not be refundable in whole or in part. The Managers Periodic Fee shall be divided among the Managers pro rata in proportion, as of such date, to the funds committed by investment funds affiliated with each Manager under the Equity Commitment Letter, as set forth on Schedule 1 (the “Managers’ Pro Rata Percentage”); provided, that, for purposes of this Agreement, (i) the MDP Investors and their respective Affiliated Funds shall be deemed to be Affiliates of MDP; (ii) the PEP Investors and their respective Affiliated Funds shall be deemed to be Affiliates of PEP; (iii) the SCG Investors and their respective Affiliated Funds shall be deemed to be Affiliates of SCG; (iv) the THL Investors and their respective Affiliated Funds shall be deemed to be Affiliates of THL; and (v) the TPG Investors and their respective Affiliated Funds shall be deemed to be Affiliates of TPG.

(c) Subsequent Fees. During the Term, the Managers will advise the Univision Corporations, if and to the extent requested by the Univision Corporations, in connection with debt or equity financing, acquisition, disposition and Change of Control transactions involving the Univision Corporations or any of their respective direct or indirect subsidiaries (however structured); and the Univision Corporations, jointly and severally, will, whether or not such advice is requested, for each transaction (other than a refinancing of debt which is not made in connection with a significant distribution by BMP to its stockholders) which has a gross transaction value of at least $25,000,000, pay to the Managers (or such Affiliates as they may respectively designate) an aggregate fee (the “Managers Subsequent Fee”) in connection with each such transaction equal to the Managers Subsequent Fee Percentage of the gross transaction value of such transaction or such lesser amount as may be mutually agreed by the applicable Univision Corporation and the Manager/Televisa Majority (the “Transaction Value”). The Managers Subsequent Fee shall be due and payable for the foregoing services at the closing of such transaction. Each Managers Subsequent Fee shall be divided among the Managers according to the Managers’ Pro Rata Percentage, as of such date. The Managers and the Univision Corporations hereby agree that no Managers Subsequent Fee shall be earned or payable in connection with the Televisa Investment, including with respect to the repayment of debt using the proceeds of such Televisa Investment pursuant to Section 2.5, of the Investment Agreement, or the financing transactions referenced in Section 3.26 of the Investment Agreement.

(d) Certain Tax Matters. The Univision Corporations shall be entitled to deduct and withhold from any payment made to any Manager hereunder such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or under any provision of state, local or foreign tax law. To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Manager in respect of which such deduction and withholding was made.

(e) Acknowledgment of Payment. Notwithstanding anything to the contrary in this Agreement, the Managers and the Univision Corporations acknowledge and agree that (i) all Manager Periodic Fees (other than with respect to the current calendar quarter as of the date of this Agreement) and Manager Subsequent Fees earned or incurred for periods or transactions prior to the date of this Agreement have been paid in full by the Univision Corporations or irrevocably waived by each of the Managers, and as a result no payments of such amounts remain outstanding as of the date hereof, and (ii) the aggregate amount of all Reimbursable Expenses incurred or owed to any Manager or its Affiliates which remains outstanding and unpaid by the Univision Corporations as of the date hereof is as set forth in the last sentence of Section 4.

3. Term. This Agreement shall continue in full force and effect until December 31, 2020 (the “Initial Termination Date”); provided that the Initial Termination Date shall be automatically extended on each December 31 thereafter for an additional year (so that the remaining term is always ten years) unless the Univision Corporations or the Manager/Televisa Majority provide written notice of their desire not to automatically extend the term for such additional year to the other parties hereto at least ninety (90) days prior to such December 31; provided, further, (a) that the Manager/Televisa Majority may cause this Agreement to terminate at any time, and (b) this Agreement shall terminate automatically, without the requirement of notice, immediately prior to the earlier of (x) an Initial Public Offering, and (y) a Change of Control, unless the Manager/Televisa Majority determines otherwise. In the event of a termination of this Agreement, the Univision Corporations, jointly and severally, shall pay each of the Managers (or such Affiliates as they may respectively designate) (i) all unpaid Managers Periodic Fees (pursuant to Section 2(b) above), Managers Subsequent Fees (pursuant to Section 2(c) above) and Reimbursable Expenses (pursuant to Section 4 below) due with respect to periods prior to the date of termination, plus, in the case of a termination pursuant to the foregoing clause (b) only, (ii) the sum of the net present values (using discount rates equal to the then yield on U.S. Treasury securities of like maturity) of the Managers Periodic Fees (as of such termination date) that would have been payable with respect to the period from the date of termination until the expiration date in effect immediately prior to such termination (such amount pursuant to this clause (ii), the “Managers Termination Amount”). The Managers Termination Amount shall be calculated, assuming, for such purposes, that (1) the baseline EBITDA for purposes of such calculation is the greater of (A) EBITDA for the most recently completed quarter and (B) the average of the EBITDA for the last four completed quarters and (2) EBITDA would have grown during each subsequent quarter until the expiration date in effect immediately prior to such termination at a rate reflecting the greater of (A) a compounded annual growth rate of 10%, and (B) the compounded annual growth rate of the last two completed fiscal years. The Managers Termination Amount shall be divided among the Managers according to the Managers’ Pro Rata Percentage, as of such termination date. Sections 4 and 5 of this Agreement shall survive any termination of this Agreement with respect to matters occurring before, on or after the date of such termination.

4. Expenses. The Univision Corporations, jointly and severally, will pay on demand all Reimbursable Expenses of the Managers. As used herein, “Reimbursable Expenses” means (a) all expenses incurred or accrued prior to the date on which the transactions contemplated by the Merger Agreement were consummated (the “Merger Closing Date”) by any of the Managers or their Affiliates in connection with this Agreement, the Merger or any related transactions, consisting of their respective out-of-pocket expenses for travel and other incidentals in connection with such transactions (including, without limitation, all air travel and other travel related expenses) and the out-of-pocket expenses and the fees and charges of the consultants and advisors retained by the Managers in connection with the Merger and related transactions, (b) reasonable out-of-pocket legal expenses incurred by any Manager or former Manager or their Affiliates, from and after the Merger Closing Date, in connection with the enforcement of rights or taking of actions under this Agreement; provided that the reimbursement of expenses incurred by the Managers, former Managers, or their respective Affiliates, which are subject to reimbursement under Section 4.3 of the Principal Investor Agreement, will be governed by, and subject to any limitations contained in, such section and shall not be duplicated and (c) expenses incurred from and after the Merger Closing Date by the Managers or former Managers and their Affiliates which the Manager/Televisa Majority agree are properly allocable to the Univision Corporations under this Agreement; provided that such determinations shall be made on a reasonable basis and equitably with respect to similar expenses incurred by Managers and Televisa. Each Manager hereby acknowledges that the Univision Corporations have paid it all such Reimbursable Expenses incurred or accrued prior to September 30, 2010 (other than Reimbursable Expenses reimbursable for an amount not to exceed $50,000 in the aggregate for all Managers).

5. Disclaimer and Limitation of Liability.

(a) Disclaimer; Standard of Care. None of the Managers or former Managers makes any representations or warranties, express or implied, in respect of the services to be provided by any Manager or former Manager hereunder. In no event shall any Manager or former Manager be liable to the Univision Corporations or any of their Affiliates, shareholders or Affiliates of shareholders for any act, alleged act, omission or alleged omission in connection with any services provided pursuant to this Agreement that does not constitute gross negligence or willful misconduct of such Manager or former Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Limitation of Liability. In no event will any of the Managers or former Managers be liable to the Univision Corporations or any of their Affiliates or any of the other Managers or former. Managers for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to, in connection with or arising out of this Agreement, including, without limitation, the services to be provided by the Managers or former Managers hereunder, or for any act or omission that does not constitute gross negligence or willful misconduct or in excess of the fees received by the applicable Manager or former Manager hereunder.

6. Definitions. For purposes of this agreement, the following terms shall have the following meanings:

“2007 Management Agreement” shall have the meaning set forth in the recitals.

“Affiliate” shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither the Univision Corporations nor any of their subsidiaries shall be deemed an Affiliate of any of the stockholders of the Univision Corporations (and vice versa), and, in addition, such specified Person’s Affiliates shall also include, (a) if such specified Person is a private equity investment fund, any other private equity investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (b) if such specified Person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” shall have the same meaning set forth in the Principal Investor Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“BMP” shall have the meaning set forth in the preamble.

“BMPH” shall have the meaning set forth in the preamble.

“BMPS2” shall have the meaning set forth in the recitals.

“Change of Control” shall have the meaning set forth in the Principal Investor Agreement.

“Common Stock” shall have the meaning set forth in the Principal Investor Agreement.

“Covered Matters” shall have the meaning set forth in Section 9(a).

“Discriminate(s)” shall have the meaning set forth in the Stockholders Agreement.

“EBITDA” shall have the meaning given to such term in the Indenture as in effect on the date hereof and even if such Indenture is no longer in effect when such EBITDA is measured; provided that for purposes of this agreement, “EBITDA” for any quarter, and any other amount required to be calculated in order to calculate “EBITDA” for such quarter shall be calculated as if the Total Periodic Fee were not paid.

“Equity Commitment Letter” shall have the meaning set forth in the Merger Agreement.

“Family Member” shall mean, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased and (d) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (c) above.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency, commission or court (including the Federal Communications Commission and applicable stock exchange(s)).

“Grupo Televisa” shall have the meaning given to such term in the recitals.

“Indenture” shall mean the indenture dated as of March 29, 2007, as amended and supplemented through the date hereof, governing the outstanding 9.75%/10.50% Univision Senior Notes due on March 15, 2015.

“Initial Public Offering” shall have the meaning given to such term in the Principal Investor Agreement.

“Initial Termination Date” shall have the meaning set forth in Section 3.

“Investment Agreement” shall have the meaning set forth in the recitals.

“Law” shall mean any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree, order or any other judicially enforceable legal requirement (including common law) of any Governmental Authority.

“Majority Principal Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Manager” shall have the meaning set forth in the preamble.

“Manager/Televisa Majority” shall mean, as of any applicable time, a majority in number of the Managers and Televisa, taken together.

“Managers Periodic Fee” shall have the meaning set forth in Section 2(b).

“Managers Periodic Fee Percentage” shall mean, for any calendar quarter, 2% minus the then applicable Televisa Periodic Fee Percentage, calculated on a weighted average basis in the event that more than one Televisa Periodic Fee Percentage applies for such calendar quarter.

“Managers Percentage” shall mean, at any given time, the difference between 100% and the then applicable Televisa Percentage.

“Managers’ Pro Rata Percentage” shall have the meaning set forth in Section 2(b).

“Managers Subsequent Fee” shall have the meaning set forth in Section 2(c).

“Managers Subsequent Fee Percentage” shall mean, for any transaction for which a Managers Subsequent Fee is payable, the percentage equal to 1% minus the Televisa Subsequent Fee Percentage that is applicable as of the closing of such transaction.

“Managers Termination Amount” shall have the meaning set forth in Section 3.

“MDP” shall have the meaning set forth in the preamble.

“MDP Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“MDPIV” shall have the meaning set forth in the preamble.

“MDPV” shall have the meaning set forth in the preamble.

“Merger” shall have the meaning set forth in the recitals.

“Merger Agreement” shall have the meaning set forth in the recitals.

“Merger Closing Date” shall have the meaning set forth in Section 4.

“Merger Financial Advisory Services” shall have the meaning set forth in the recitals.

“Merger Transaction Fee” shall have the meaning set forth in Section 2(a).

“PEP” shall have the meaning set forth in the preamble.

“PEP Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“PEPV” shall have the meaning set forth in the preamble.

“PEPVI” shall have the meaning set forth in the preamble.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Investor Agreement” means the Amended and Restated Principal Investor Agreement dated as of the date hereof among BMP, BMPH, Univision, Grupo Televisa and the Principal Investors (as defined therein), as amended from time to time.

“Principal Investor Group” shall have the meaning given to such term in the Principal Investor Agreement. ·

“Purchaser of Control” shall have the meaning given to such term in the Stockholders Agreement.

“Reimbursable Expenses” shall have the meaning set forth in Section 4.

“Requisite Managers” shall mean, at any given time, the approval of Managers whose Affiliates and/or affiliated investment funds constitute Majority Principal Investors.

“SCG” shall have the meaning set forth in the preamble.

“SCG Investors” shall have the meaning given such term in the Principal Investor Agreement.

“Shares” shall have the meaning given to such term in the Principal Investor Agreement.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement dated as of the date hereof among BMP, BMPH, Univision and certain stockholders of BMP and BMPH, as amended from time to time.

“Technical Assistance Agreement” shall mean the Technical Assistance Agreement dated as of the date hereof among BMP, BMPH, the Univision Corporations and Televisa, S.A. de C.V., as amended from time to time.

“Televisa” shall have the meaning set forth in the Technical Assistance Agreement.

“Televisa Investment” shall have the meaning set forth in the recitals.

“Televisa Percentage” shall have the meaning set forth in the Technical Assistance Agreement.

“Televisa Periodic Fee” shall have the meaning set forth in the Technical Assistance Agreement.

“Televisa Periodic Fee Percentage” shall have the meaning set forth in the Technical Assistance Agreement. ·

“Televisa Subsequent Fee Percentage” shall have the meaning set forth in the Technical Assistance Agreement.

“Term” shall have the meaning set forth in Section 1.

“THL” shall have the meaning set forth in the preamble.

“THL Investors” shall have the meaning given such term in the Principal Investor Agreement.

“Total Periodic Fee” shall mean the sum of the Managers Periodic Fee and the Televisa Periodic Fee payable for any given calendar quarter.

“TPG” shall have the meaning set forth in the preamble.

“TPG Investors” shall have the meaning given such term in the Principal Investor Agreement.

“Transaction Agreements” shall have the meaning given to such term in the Principal Investor Agreement.

“Transaction Value” shall have the meaning set forth in Section 2(c).

“TuTV Interest” shall have the meaning set forth in the Investment Agreement.

“Umbrella” shall have the meaning set forth in the recitals.

“Univision” shall have the meaning set forth in the preamble.

“Univision Corporations” shall have the meaning set forth in the preamble.

7. Assignment, etc. Except as provided below, none of the parties hereto shall have the right to assign this Agreement without the prior written consent of each of the other parties; provided, however, that this Agreement and any rights of the Managers hereunder may not be assigned to any Purchaser of Control or any person who is not an Affiliate of any Manager without the prior written consent of Grupo Televisa. Notwithstanding the foregoing, (a) any Manager may assign all or part of its rights and obligations hereunder to any of its respective Affiliates which provides services similar to those called for by this Agreement, in which event such Manager shall cease to be entitled to fees under Section 2 and reimbursement of expenses under Section 4 (except to the extent of any expenses incurred and unpaid prior to such assignment, provided that any such expenses which are recoverable by the assigning Manager shall not be owed to the assignee of such Manager) and shall be released of all of its obligations hereunder upon such assignee assuming such rights and obligations pursuant to an agreement executed by such Manager and such assignee and notified to Univision and (b) the provisions hereof for the benefit of shareholders, directors, officers, fiduciaries, controlling Persons, employees and other Affiliates and agents of such Manager shall inure to the benefit of such persons and their successors and assigns.

8. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective unless in writing and executed by the Requisite Managers and the Univision Corporations; provided, that any amendment that would increase any fee or expense reimbursement or other rights of any Manager pursuant to this Agreement, or the entry into any separate agreement or arrangement with any one or more of the Univision Corporations or a direct or indirect subsidiary or parent entity thereof which in any way effectuates any of the foregoing, shall require the written consent of the Requisite Managers and the Univision Corporations and any amendment or waiver that Discriminates against a Manager, or the entry into any separate agreement or arrangement with any one or more of the Univision Corporations or a direct or indirect subsidiary or parent entity thereof which in any way effectuates any such amendment or waiver, will require the written consent of such Manager; provided, further, that any Manager may waive any portion of any fee to which it is entitled pursuant to this Agreement, and, unless otherwise directed by such Manager, such waived portion shall revert to the other Managers, according to the Managers’ Pro Rata Percentage, without taking into account such waiving Manager. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto. Notwithstanding the foregoing, the prior written consent of Grupo Televisa shall be required to amend the proviso in the first sentence of Section 7.

9. Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement and the negotiation, execution, performance or nonperformance, interpretation, termination, construction and all matters based upon, arising out of or related to this Agreement, whether arising in law or in equity (collectively, the “Covered Matters”), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the Covered Matters, except for documents, agreements and instruments that specify otherwise, shall be governed by the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent that such principles or rules would require or permit the application of laws of another jurisdiction.

(b) Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (and if the Chancery Court does not accept jurisdiction, the federal court located in Delaware and if the federal court in Delaware does not accept jurisdiction, any other state court in Delaware) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon the Covered Matters, the transactions contemplated hereby or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by . applicable Law, and agrees not to assert, and agrees not to allow any of its affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon the Covered Matters, the transactions contemplated hereby or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction in the United States. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11 hereof is reasonably calculated to give actual notice.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE CONSIDERATION RECEIVED BY SUCH PARTY PURSUANT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

11. Notice. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or email (if provided and the recipient acknowledges receipt thereof by reply e-mail or otherwise), or (c) sent by overnight courier, in each case, addressed as follows:

If to a Univision Corporation, to it:

c/o Univision Communications Inc.

5999 Center Drive

Los Angeles, California 90045

Facsimile No.: (310) 556-1526

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 278-4701

Attention: David K. Duffell, Esq.

If to MDPIV or MDPV, to them:

c/o Madison Dearborn Partners

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1221

Attention: James N. Perry, Jr.

with a copy (which shall not constitute notice) to:

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1041

Attention: Mark Tresnowski, Esq.

If to PEPV or PEPVI, to them:

c/o Providence Equity Partners Inc.

50 Kennedy Plaza:, 18th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 751-1790

Attention: Jonathan M. Nelson

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 278-4701

Attention: David K. Duffell, Esq.

If to SCG, to it:

c/o Saban Capital Group

10100 Santa Monica Boulevard

Suite 2600

Los Angeles, California 90067

Facsimile No.: (310) 557-5103

Attention: Adam Chesnoff

with a copy (which shall not constitute notice) to:

10100 Santa Monica Boulevard

Suite 2600

Los Angeles, California 90067

Facsimile No.: (310) 557-5103

Attention: Niveen Tadros, Esq.

If to THL, to it:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 0211 0

Facsimile No.: (617) 227-3514

Attention: Scott Sperling

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 772-8333

Attention: David P. Kreisler, Esq.

If to TPG, to it:

c/o Texas Pacific Group

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Facsimile No.: (817) 871-4010

Attention: Ronald Cami

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza New York,

New York 10006

Facsimile No.: (212) 225-3999

Attention: Paul J. Shim, Esq. and Glenn P. McGrory, Esq,

Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the, first business day thereafter and (z) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12. Severability. In the event that any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

14. Payments. Each payment made pursuant to Sections 2, 3 or 4 shall be paid by wire transfer of immediately available federal funds to the accounts specified on Schedule 2 hereto, or to such other account(s) as the applicable Manager may specify to Univision in writing prior to such payment.

15. TPG Payment. Univision and the Managers hereby acknowledge that, from and after the date of the Merger Closing Date, 21.32% of all Merger Transaction Fees, Manager Periodic Fees and Manager Subsequent Fees received by TPG shall be in respect of the services performed by TPG in connection with the investment of TPG Partners Umbrella International IV, L.P. in the Univision Corporations, 11.49% of all Merger Transaction Fees, Manager Periodic Fees and Manager Subsequent Fees received by TPG shall be in respect of the services performed by TPG in connection with the investment of TPG Partners Umbrella IV, L.P. in the Univision Corporations, 33.38% of all Merger Transaction Fees, Manager Periodic Fees and Manager Subsequent Fees received by TPG shall be in respect of the services performed by TPG in connection with the investment of TPG Media V-AIV 1, L.P. in the Univision Corporations, 25.06% of all Merger Transaction Fees, Manager Periodic Fees and Manager Subsequent Fees received by TPG shall be in respect of the services performed by TPG in connection with the investment of TPG Media V-AIV 2, L.P. in the Univision Corporations, 1.86% of all Merger Transaction Fees, Manager Periodic Fees and Manager Subsequent Fees received by TPG shall be in respect of the services performed by TPG in connection with the investment of TPG Umbrella Co-Investment, L.P. in the Univision Corporations, and 6.90% of all Merger Transaction Fees, Manager Periodic Fees and Manager Subsequent Fees received by TPG shall be in respect of the services performed by TPG in connection with the investment of TPG Umbrella International Co-Investment, L.P. in the Univision Corporations. Such allocation is in accordance with the respective purchase price value of the Shares held by each of TPG Umbrella IV, L.P., TPG Umbrella International IV, L.P., TPG Media V-AIV 1, L.P., TPG Media V-AIV 2, L.P., TPG Umbrella Co-Investment, L.P. and TPG Universe International Co-Investment, L.P. as the date of determination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

BMP:	BROADCASTING MEDIA PARTNERS, INC.

	By:	/s/ Andrew Hobson
Name: Andrew Hobson
Title: Senior Executive Vice President

BMPH:	BROADCAST MEDIA PARTNERS HOLDINGS, INC.

	By:	/s/ Andrew Hobson
Name: Andrew Hobson
Title: Senior Executive Vice President

UNIVISION:	UNIVISION COMMUNICATIONS INC.

	By:	/s/ Andrew Hobson
Name: Andrew Hobson
Title: Senior Executive Vice President

* The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ Andrew Hobson
Name: Andrew Hobson
Title: Senior Executive Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

MADISON DEARBORN PARTNERS IV, L.P.

By: Madison Dearborn Partners, LLC, its General Partner

By:	/s/ Michael P. Cole
Name: Michael P. Cole
Its: Managing Director

MADISON DEARBORN PARTNERS V-B, L.P.

By: Madison Dearborn Partners, LLC, its General Partner

By:	/s/ Michael P. Cole
Name: Michael P. Cole
Its: Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

PROVIDENCE EQUITY PARTNERS V INC.

By:	/s/ Mark Masiello
Name: Mark Masiello
Title: Managing Director

PROVIDENCE EQUITY PARTNERS L.L.C.

By:	/s/ Mark Masiello
Name: Mark Masiello
Title: Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

KSF CORP.

By:	/s/ Adam Chesnoff
Name: Adam Chesnoff
Title: President

SIGNATURE PAGE TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

THL MANAGERS VI, LLC

By:	Thomas H. Lee Partners, L.P., its Managing Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Chief Financial Officer

SIGNATURE PAGE TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

TPG CAPITAL, L.P.

By:	Tarrant Capital, LLC, its General Partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

SCHEDULE 1

Managers’ Pro Rata Percentage

MDPIV:	10.26081%
MDPV:	13.05324%
PEPV:	13.71127%
PEPVI:	9.60278%
SCG:	6.74381%
THL:	23.31405%
TPG:	23.31405%

SCHEDULE 2

Managers’ Bank Accounts

[This schedule contains bank account information that has been intentionally omitted]

MANAGER	BANK ACCOUNT
Madison Dearborn Partners IV, L.P.	[intentionally omitted]

Madison Dearborn Partners V-B, L.P.	[intentionally omitted]

Providence Equity Partners V Inc.	[intentionally omitted]

Providence Equity Partners L.L.C.	[intentionally omitted]

KSF Corp.	[intentionally omitted]

THL Managers VI LLC	[intentionally omitted]

TPG Capital, L.P.	[intentionally omitted]